Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc. (formerly Longeveron LLC)

Miami, Florida

We hereby consent to the use in this Registration Statement on Form S-1 of Longeveron Inc. (the “Company”) of our report dated March 30, 2021, relating to the financial statements of the Company as of December 31, 2020 and 2019 and for the years then ended, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ MSL, P.A.

Fort Lauderdale, Florida

December 15, 2021